AMCON DISTRIBUTING COMPANY ANNOUNCES $5.00 SPECIAL DIVIDEND

NEWS RELEASE

Omaha, NE, December 22, 2020 - AMCON Distributing Company (“AMCON”) (NYSE American: DIT), an Omaha, Nebraska-based consumer products company is pleased to announce that the Board of Directors of AMCON declared a special cash dividend of $5.00 per common share. This cash dividend is payable on January 12, 2021 to shareholders of record as of January 4, 2021.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with distribution facilities in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates twenty-one (21) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Akin’s Natural Foods Market www.akins.com in its Midwest market, and Chamberlin's Market & Cafe www.chamberlins.com, and Earth Origins Market www.earthoriginsmarket.com in its Florida market.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.
Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:
Christopher H. Atayan
AMCON Distributing Company
Ph 402-331-3727